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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             ORION HEALTHCORP, INC.
                           (Formerly SurgiCare, Inc.)
             (Exact name of registrant as specified in its charter)

             Delaware                                    58-1597246
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                        10700 Richmond Avenue, Suite 300
                              Houston, Texas 77042
                    (Address of principal executive offices)
                     Issuer's telephone number: 713-973-6675

           Securities registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
------------------------------------         -----------------------------------
       Class A Common Stock,                       American Stock Exchange
    $0.001 par value per share


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities registration statement file number to which this form relates: Not applicable.



        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None


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


                             ORION HEALTHCORP, INC.
                           (Formerly SurgiCare, Inc.)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                             Introductory Statement

     On October 6, 2004, the stockholders of SurgiCare, Inc. ("SurgiCare"), adopted a series of proposals to change SurgiCare's name to Orion HealthCorp, Inc. ("Orion"), reclassify its common stock as Class A Common Stock, $0.001 par value per share, and restructure the company in a series of transactions. These transactions are described in SurgiCare's proxy statement (the "Proxy Statement") filed with the Securities and Exchange Commission on September 10, 2004. Certain information required to be included in this registration statement is incorporated by reference to specifically identified portions of the Proxy Statement. This Form 8-A relates to the Class A common stock of Orion. SurgiCare has applied to the American Stock Exchange ("AMEX") for continued listing of its common stock on the AMEX as Orion's Class A common stock, upon consummation of the transactions that were approved by the SurgiCare stockholders on October 6, 2004.


Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is contained in the Proxy Statement under the sections "Summary Term Sheet - The New Classes of Common Stock - The Class A Common Stock," page 6, "The Transactions - The New Classes of Common Stock," page 73, "Proposal One - Reverse Stock Split," page 154, "Proposal Two - Increase the Number of Shares of Authorized Common Stock," page 159, and "Proposal Three -- Reclassification of Common Stock," page 163. Those sections are incorporated herein by reference.


Item 2.  Exhibits.

No.    Description
---    -----------

1 Amended and Restated Certificate of Incorporation of SurgiCare, Inc. (including Change of Name to Orion HealthCorp, Inc.)

2      Form of certificate of Class A Common Stock of Orion HealthCorp, Inc.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             ORION HEALTHCORP, INC.


     Date:  December 15, 2004                /s/ Keith LeBlanc
           -------------------------       -------------------------------------
                                             Keith LeBlanc, President